Exhibit 10.1

EXCLUSIVE LICENSE

Between

DARKPULSE, INC.

And

UNITED STATES DEPARTMENT OF THE NAVY

At

NAVAL AIR WARFARE CENTER WEAPONS DIVISION

(NAWCWD)

NLICENSE-NAWCWDCL-26-027

INDEX

PREAMBLE	1

ARTICLE I	2

Definitions	2

ARTICLE II	3

License Grant	3

ARTICLE III	3

Licensee's Performance	3

ARTICLE IV	4

Royalties and Other Considerations	4

ARTICLE V	4

Patent Marking and Nonendorsement	4

ARTICLE VI	5

Representations and Warranties	5

ARTICLE VII	5

Progress Reports	5

ARTICLE VIII	5

Modification and Termination	5

ARTICLE IX	6

Notice	6

ARTICLE X	7

Reservation of Rights	7

ARTICLE XI	7

Miscellaneous	7

ARTICLE XII	8

Signatures	8

i

PREAMBLE

This exclusive Patent License Agreement (hereinafter called “LICENSE”) is made and entered into by and between the United States of America as represented by the Secretary of the Navy (hereinafter called “NAWCWD”) and DarkPulse, Inc., (hereinafter called “LICENSEE”) incorporated in the State of Delaware and having an address at 3 Columbus Circle, Floor 15, New York, New York 10019.

WITNESSETH:

WHEREAS Title 35 of the United States Code, section 207 authorizes Federal agencies to license their patents; and

WHEREAS Title 37 of the Code of Federal Regulations, Chapter IV, Part 404 entitled “Licensing of Government Owned Inventions” sets forth the terms and conditions under which licenses may be granted and;

WHEREAS the above-cited authorities provide that licensing of Federal Government inventions will best serve the interests of the Federal Government and the public when utilization of such inventions is promoted and such inventions are brought to practical application; and

WHEREAS, NAWCWD has an assignment of title to the inventions disclosed and claimed in U.S. Patent No. 10,031,215 “Pulse timer providing accuracy in spatially local dimensioning and visualization,” issued on July 24, 2018, U.S. Patent No. 7,312,855 B1 “Combined coherent and incoherent imaging LADAR,” issued on December 25, 2007, and U.S. Patent No. 7,948,610 B2, “Combined coherent and incoherent imaging LADAR,” issued on May 24, 2011.

WHEREAS LICENSEE has supplied NAWCWD with a plan for development and marketing of the inventions disclosed in this patent and has expressed its intention to carry out this plan upon the granting of this LICENSE; and

WHEREAS LICENSEE has agreed that any products embodying these inventions or produced through the use of these inventions for use or sale in the United States will be manufactured substantially in the United States; NOW THEREFORE, in accordance with and to the extent provided by the aforementioned authorities and in consideration of the foregoing premises and of the covenants and obligations hereinafter set forth to be well and truly performed and other good and valuable consideration, the parties hereto agree to the foregoing and as follows:

1

ARTICLE I

Definitions

The following definitions shall apply to the defined words where such words are used in this LICENSE:

a.   The “licensed patents” mean U.S. Patent No. 10,031,215 B1 “Pulse timer providing accuracy in spatially local dimensioning and visualization,” issued on July 24, 2018, U.S. Patent No. 7,312,855 B1 “Combined coherent and incoherent imaging LADAR,” issued on December 25, 2007, and U.S. Patent No. 7,948,610 B2, “Combined coherent and incoherent imaging LADAR,” issued on May 24, 2011 and any re-issue, continuation, or division thereof, to the extent that the inventions in those applications are claimed in the parent application on the EFFECTIVE DATE of this LICENSE;

b.   A “licensed invention” means any of the inventions claimed in the licensed patents;

c.   To “practice the licensed invention” means to make, use and sell by or on behalf of LICENSEE or otherwise dispose of according to law any machine, article of manufacture or composition of matter physically embodying or made according to the licensed invention;

d.   “Practical application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system, and, in each case under such conditions as to establish that the licensed invention is being utilized and that its benefits are to the extent permitted by law and Government regulations available to the public on reasonable terms;

e.   A “sublicensee” means any third party to whom Licensee has granted a sublicense under this Agreement.

f.   A “royalty-bearing product” means any product defined by any claim of the licensed patents or made by a process or method claimed in the licensed patents.

g.   The “net selling price” shall mean the invoice price of the royalty-bearing product sold and not returned. A royalty-bearing product will be considered to be sold when shipped or delivered to a customer;

h.   A “grace period” is the period after October 1 of a calendar year and before January 1 of the following calendar year; and

i.    “United States” means the United States of America, its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

2

ARTICLE II

License Grant

NAWCWD grants to LICENSEE an Exclusive right and license to practice the licensed invention throughout the United States, commencing on the date of execution of this LICENSE by NAWCWD, which shall become the effective date of the LICENSE, and continuing until the expiration of the licensed patents unless the LICENSE is sooner modified or terminated in whole or in part. NAWCWD further grants to LICENSEE the sublicensing right to extend the LICENSE granted hereunder to one or more sublicensees subject to the terms and conditions hereof, only with the prior written consent of NAWCWD, which consent shall not be unreasonably withheld, provided that the sublicensee is not directly or indirectly controlled by a foreign company, association, business or government. Sublicenses shall be subject to a 50% pass-through fee as such, the income from sublicenses shall be shared equally between NAWCWD and LICENSEE.

This LICENSE is nonassignable without written approval of NAWCWD except to the successor of that part of LICENSEE’s business to which the licensed invention pertains, provided that the successor is not directly or indirectly controlled by a foreign company, corporation, association, business, or government.

Ownership of the licensed inventions remains with NAWCWD.

ARTICLE III

Licensee’s Performance

LICENSEE agrees to carry out the plan for development and marketing of the licensed invention submitted with LICENSEE’s Application for LICENSE dated October 8, 2025 to bring the licensed invention to practical application by four (4) years following the effective date of the LICENSE, and LICENSEE will, thereafter, continue to make the benefits of the licensed invention reasonably accessible to the public for the remainder of the period of this LICENSE.

LICENSEE agrees that during the period of this LICENSE any products embodying the licensed invention or produced through the use of a licensed invention for use or sale by LICENSEE in the United States will be manufactured substantially in the United States.

LICENSEE shall pay to the NAWCWD a nonrefundable licensing fee in the amount of fifteen thousand dollars ($15,000) payable upon the execution of this LICENSE by LICENSEE. Payment will be made in the manner prescribed in Article IV.

LICENSEE agrees to report promptly to NAWCWD any changes in mailing address, name, or company affiliation during the period of this LICENSE. LICENSEE also agrees to promptly report discontinuance of LICENSEE’s making the benefits of this licensed invention reasonably accessible to the United States public.

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ARTICLE IV

Royalties and Other Considerations

LICENSEE shall pay a royalty to NAWCWD 5% on the selling price of for each royalty-bearing product made, used, or sold by LICENSEE in the United States. Royalties will not be paid on items sold directly to agencies of the U.S. Government or sold for known U.S. Government end use.

Notwithstanding the provisions of the preceding paragraphs in this Article IV, LICENSEE agrees to pay at least a minimum annual royalty of ten thousand dollars ($10,000) starting three years after the effective date of the license, fifteen thousand dollars ($15,000) the fourth year after the effective date of the license, and twenty thousand dollars ($20,000) each calendar year thereafter throughout the period of the LICENSE. The minimum annual royalty for each calendar year shall be due and payable in advance on or before October 1 of the preceding year and will be credited as advance payment of royalties to accrue during the calendar year following payment. The minimum annual royalty payments will not be refunded in whole or in part.

LICENSEE shall send to NAWCWD all royalties which accrue between 1 January and 31 December of each year by 1 March of the following year. A royalty report shall be included with each payment setting forth the quantity and net selling price of each royalty-bearing product sold during the period covered by the report, to whom sold and the date of such sale, and the total amount of royalties being paid for that year. Royalty reports are due each calendar year. The last royalty report is due sixty (60) days after the expiration of this LICENSE. LICENSEE shall submit royalty reports under this Article IV to the address shown in Article IX.

All payments due NAWCWD under this LICENSE shall be made in U.S. dollars and be submitted by Automated Clearing House, or by FedWire Transfer. Checks of any kind are not accepted. NAWCWD will provide instructions for electronic payment by email to doleary@darkpulse.com prior to each payment due under this license. If payment instructions have not been received by LICENSEE thirty (30) days prior to a due date, it is the responsibility of the LICENSEE to request instructions by emailing nawcwd_orta@us.navy.mil.

LICENSEE agrees to make and keep full, accurate, and complete books and records as are necessary to establish its compliance with this Article IV.

LICENSEE agrees that NAWCWD may, if NAWCWD so desires at a future time or times, have a duly authorized agent or representative in NAWCWD’s behalf to inspect, check, or verify all such books and records either at LICENSEE’s business premises or at a place mutually agreed upon by LICENSEE and NAWCWD.

ARTICLE V

Patent Marking and Nonendorsement

LICENSEE hereby agrees to mark any product manufactured or sold by LICENSEE under this LICENSE (or when the character of the product precludes marking, the package containing any such product) with the notation “Licensed from U.S. Navy under U.S. Patent Nos. 10,031,215 B1, 7,312,855 B1, and 7,948,610 B2.” LICENSEE agrees not to create any appearance that NAWCWD endorses LICENSEE’s business or products.

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ARTICLE VI

Representations and Warranties

NAWCWD makes no representation or warranty as to the validity of the licensed patents or of the validity, scope, or enforceability of any of the claims contained therein or that the exercise of this LICENSE will not result in the infringement of other patent(s). Neither NAWCWD nor its employees assumes any liability whatsoever resulting from the exercise of this LICENSE.

Nothing relating to the grant of this LICENSE nor the grant itself shall be construed to confer upon LICENSEE or any other person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to this LICENSE shall not be immunized from the operation of State or Federal law by reason of the source of the grant.

Nothing contained in this LICENSE shall be interpreted to grant to LICENSEE any rights with respect to any inventions other than the licensed invention.

ARTICLE VII

Progress Reports

LICENSEE agrees to provide periodic reports on its efforts to achieve its development and marketing plan. These reports shall contain information within LICENSEE’s knowledge, or which it may acquire under normal business practices, pertaining to the commercial use being made of this licensed invention and other information which NAWCWD requests that is pertinent to Government licensing activities. LICENSEE agrees to submit such reports to NAWCWD semiannually. LICENSEE shall submit reports under this Article VII to the address shown in Article IX. Reports and information provided by LICENSEE under Articles IV and VII that are appropriately marked as a trade secret, commercial or financial information that is privileged or confidential under 5 U.S. Code § 552(b)(4), shall be maintained as such by NAWCWD.

ARTICLE VIII

Modification and Termination

This License may be terminated in whole or in part by NAWCWD, if:

(1)   NAWCWD determines that LICENSEE is not executing the plan submitted with its application for license dated October 8, 2025 and LICENSEE cannot otherwise demonstrate to the satisfaction of NAWCWD that it has taken or can be expected to take within a reasonable time effective steps to achieve practical application of this licensed invention;

(2)     NAWCWD determines that such action is necessary to meet requirements for public use specified by Federal regulations issued after the date of this LICENSE, and such requirements are not reasonably satisfied by LICENSEE;

(3)     LICENSEE willfully made a false statement of or willfully omitted a material fact in its application for license or in any report required by this LICENSE; or

(4)   LICENSEE commits a substantial breach of a covenant or agreement herein contained.

5

This LICENSE may be modified or terminated in whole or in part consistent with the law and applicable regulations upon mutual agreement of NAWCWD and LICENSEE evidenced in writing and signed by both parties. LICENSEE may request termination of this LICENSE by providing a written notice of its intent to terminate the LICENSE to NAWCWD no less than sixty (60) days prior to the intended date of termination. LICENSEE’s written notice must include LICENSEE’s statement that LICENSEE will not practice the licensed invention after the LICENSE terminates. LICENSEE’s written notice shall specify the effective date of termination.

LICENSEE may request modification of this LICENSE in writing sent to NAWCWD and stating the reasons therefore.

Notwithstanding the provisions of Article II, LICENSEE and NAWCWD agree that this LICENSE shall automatically terminate on September 30 of any year if the minimum annual royalties stated in ARTICLE IV, is not timely paid. If, however, the minimum annual royalty payment together with a surcharge of two hundred and fifty dollars ($250) is paid during the grace period before the following calendar year, then this LICENSE shall be considered as not having automatically terminated.

Before modifying or terminating in whole or in part this LICENSE for any cause, other than by mutual agreement, NAWCWD shall furnish LICENSEE a written notice of intention to modify or terminate in whole or in part this LICENSE, and LICENSEE shall be allowed thirty (30) days after such notice or other agreed-upon time period, whichever is greater, to remedy any breach of any covenant or agreement set forth in this LICENSE or to show cause why this LICENSE should not be modified or terminated in whole or in part.

LICENSEE has a right to appeal, in accordance with procedures prescribed by the Chief of Naval Research, any decision or determination concerning the interpretation, modification, or termination in whole or in part of this LICENSE.

ARTICLE IX

Notice

All communications and notices required under this LICENSE shall be considered duly given if timely mailed by U.S. Postal Service, first class, postage prepaid and addressed as follows:

All communications and notices required under this LICENSE shall be considered duly given if timely emailed to nawcwd_orta@us.navy.mil or mailed by U.S. Postal Service, first class, postage prepaid and addressed as follows:

If to NAWCWD:

Commander (Code D0AT000)

Naval Air Warfare Center Weapons Division

ATTN: Technology Transfer Office (ORTA)

1900 N. Knox Road, Bldg 5, Suite 2002

China Lake, CA 93555-6106

If to LICENSEE:

Dennis O’Leary

3 Columbus Circle, Floor 15

New York, NY 10019

or such mailing address as either party may from time to time specify in writing.

6

ARTICLE X

Reservation of Rights

This LICENSE is subject to the irrevocable, royalty-free right of the Government of the United States to practice and have practiced the licensed invention throughout the world by or on behalf of the United States and by or on behalf of any foreign government or intergovernmental or international organization pursuant to any existing or future treaty or agreement with the Government of the United States. This irrevocable, royalty-free right of the Government includes (but is not limited to) (i) the right of the Government to grant to a third party a license to the licensed invention, to perform research or development with or on behalf of the Government, and (ii) the right of the Government to procure the licensed invention from a third party.

ARTICLE XI

Miscellaneous

This LICENSE constitutes the entire understanding between the parties with respect to the subject matter hereof.

The illegality or invalidity of any Article of this License shall not impair, affect, or invalidate any other Article of this LICENSE.

This LICENSE shall be governed by and construed in accordance with the laws of the United States.

Headings of the Articles of this LICENSE are for convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation thereof.

7

ARTICLE XII

Signatures

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.

For LICENSEE:

I, the undersigned, am authorized to bind LICENSEE to this LICENSE and do so by affixing my signature hereto.

Entered into this    26    day of       February       2026,

                                                         (month)

By: /s/ Dennis O’Leary

                                    (signature)

Dennis O’Leary, CEO, DarkPulse, Inc.

For the Secretary of the Navy:

I, the undersigned, in accordance with 35 USC 209, am authorized to bind the Secretary of the Navy to this LICENSE and do so by affixing my signature hereto.

Entered into this    5th    day of       May       2026,

                                                       (month)

By: /s/ KEITH ALAN HASH

                                   (signature)

Rear Admiral Keith Hash

Commander, Naval Air Warfare Center Weapons Division

NAWCWD

8